UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7171 Frederick-Banting, Building 2, Suite 270 St-Laurent, Québec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Repare Therapeutics Inc. (the “Company”) is filing this current report on Form 8-K/A (this “Amendment No. 1”) in order to amend the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 31, 2025 (the “Original Report”). This Amendment No. 1 provides a description of the employment agreement entered into between the Company and Sandra Alves, the Company’s Senior Vice President, Chief Accounting Officer and principal accounting officer, that was omitted from the Original Report pursuant to Instruction 2 to Item 5.02 of Form 8-K. Except as set forth herein, this Amendment No. 1 does not amend, modify or update the disclosure contained in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Ms. Alves’ appointment as the Company’s Senior Vice President, Chief Accounting Officer and principal accounting officer, the Company entered into an employment agreement with Ms. Alves on May 28, 2025 (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Alves will initially receive an annual base salary of CA$350,000 and be eligible for an annual cash bonus with a target amount equal to 35% of her annual base salary.

The Employment Agreement further provides that, in the event that Ms. Alves’ employment is terminated by the Company without “cause” and not due to death or “disability” or she resigns for “good reason,” in each case, not in connection with a “change in control” (each term as defined in the Company’s 2020 Equity Incentive Plan (the “2020 Plan”)), then she shall be entitled to: (1) cash severance equal to seven months of base salary, paid in seven equal monthly installments; (2) continued participation in the Company’s group insurance plans and employee benefits for seven months; (3) accelerated vesting of her option awards and restricted stock unit awards that are subject to a time-based vesting schedule that were scheduled to vest in the six months following the date of termination, and Ms. Alves’ vested options shall remain exercisable for up to nine months following the date of such termination; and (4) any earned but unpaid annual bonus for the year immediately preceding the year in which her employment terminates. In lieu of the payments described in the preceding sentence, if within 90 days prior to or within 12 months following the execution of a definitive agreement for a change in control Ms. Alves is terminated by the Company (or a successor) involuntarily without “cause” and not due to death or “disability” or the executive resigns for “good reason,” then, she will be entitled to receive: (1) a lump-sum cash severance equal to the sum of her base salary and the higher of her target bonus for the year in which the termination occurs or the annual bonus received for the prior year; (2) continued participation in the Company’s group insurance plans and employee benefits for up to 12 months; and (3) full accelerated vesting of her option awards and restricted stock units that are subject to a time-based vesting schedule, and Ms. Alves’ vested option shall remain exercisable for up to nine months following such termination.

The summary of the Employment Agreement set forth above does not purport to be a complete statement of the terms of such document, and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025, and upon filing will be incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Steve Forte
Steve Forte President, Chief Executive Officer and Chief Financial Officer

Dated: June 2, 2025